SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2004 (June 10, 2004)

JAKKS PACIFIC, INC.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28104 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)

22619 Pacific Coast Highway Malibu, California (Address of principal executive offices)		90265 (Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
JUNE 16, 2004

ITEMS IN FORM 8-K

		Page
Facing Page		1
Item 2.	Acquisition or Disposition of Assets	3
Item 7.	Financial Statements and Exhibits	4
Signatures		5
Exhibit Index		6
Exhibit 10.1
Exhibit 99.1

Item 2. Acquisition or Disposition of Assets.

On June 10, 2004, we, through our two wholly-owned acquisition subsidiaries, JPI/V Acquisition Corp. and JP-PA (HK) Limited (collectively, the “Purchasers”), acquired substantially all of the assets and liabilities of Play Along (Hong Kong) Limited, Play Along, Inc. and PA Distribution, Inc. (collectively, the “Sellers”), three privately-held toy companies engaged in the manufacture, development and sale of the Play Along® toy line, pursuant to an Asset Purchase and Sale Agreement (the “Agreement”) by and among the Purchasers, the Sellers, the stockholders of the Sellers (the “Stockholders”) and our Company.

The purchase price paid at the closing of the acquisition was approximately $85.1 million, subject to post-closing adjustments, and consisted of (i) $70.2 million in cash and (ii) 749,005 shares of our common stock. In addition, the Sellers have the right to earn up to an additional $30.0 million in the aggregate contingent upon the achievement of certain financial performance criteria regarding the Play Along assets through 2007.

In connection with the acquisition, we have agreed to guarantee the financial obligations of the Purchasers and to register with the Commission, within 150 days after the closing, the shares of our common stock issued at closing.

The amount of consideration payable was determined as a result of arm’s length negotiations between the Stockholders and us. No prior material relationship existed between the Sellers or any Stockholder and us or any of our affiliates, any director or officer of our Company, or any associate of any such director or officer.

We funded the cash payment component of the consideration for the acquisition, and expect to make any earn-out payments to Sellers, from our available working capital.

The Sellers manufactured traditional toys, including plush, dolls, action figures, and preschool and construction toys and held a number of licenses including Cabbage Patch Kids® for dolls, Care Bears® for plush and preschool learning, Teletubbies® for preschool and playsets and DC Comic’s® Batman® and Justice League of America® for construction toys.

We issued a press release on June 14, 2004 announcing the closing of this transaction, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

     The financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than August 24, 2004 (which is 60 days after the date this Form 8-K must be filed with the Commission).

(b)	Pro Forma Financial Information

     The financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than August 24, 2004 (which is 60 days after the date this Form 8-K must be filed with the Commission).

(c)	Exhibits

Exhibit
Number	Description
10.1*	June 10, 2004 Asset Purchase and Sale Agreement
99.1*	June 14, 2004 Press Release

*	Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2004	JAKKS PACIFIC, INC.
	By:	/s/ Jack Friedman
Jack Friedman
Chairman and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
10.1*	June 10, 2004 Asset Purchase and Sale Agreement
99.1*	June 14, 2004 Press Release

*	Filed herewith